Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

SANUWAVE HEALTH, INC.

Issuance Date: June 18, 2024	Principal: $500,000.00

FOR VALUE RECEIVED, Sanuwave Health, Inc., a Nevada corporation (the “Company”), hereby promises to pay to Manchester Explorer, L.P. (“Holder”) the amount set out above (the “Principal”) and to pay interest (“Interest”) on any outstanding Principal as set forth herein from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable as provided in this Promissory Note (this “Note”).

1.           Payment Dates.

(a)         Payment Dates.  The principal amount of this Note shall be due and payable on December 18, 2024 (the “Maturity Date”).  On the Maturity Date, all amounts then outstanding under this Note, including the Principal and all accrued but unpaid interest shall be due and payable.

(b)          Prepayment. The Company may prepay the Note in whole or in part at any time or from time to time by paying the principal amount to be prepaid together with all accrued and unpaid interest thereon to the date of prepayment.  The Company shall provide Holder with seven (7) calendar days prior written notice of any prepayment pursuant to this Section 1(b).

2.           Interest.

(a)        Interest Rate. The principal amount outstanding under this Note shall bear twelve percent (12.0%) interest from the Issuance Date through the Maturity Date (the “Interest Rate”).  All accrued interest on this Note shall be due and payable on the Maturity Date; provided, however, if the Company prepays the Note pursuant to Section 1(b) all accrued, but unpaid interest shall be due and payable upon such repayment date.  If upon the Maturity Date any amounts then outstanding under this Note, including Principal and accrued but unpaid interest shall remain due and payable, then the outstanding aggregate Principal as of the Maturity Date shall bear interest from the Maturity Date at a rate per annum of eighteen percent (18.0%) until all amounts outstanding under this Note are paid to the Holder in full (the “Default Interest Rate”).  Interest accrued at the Default Interest Rate shall be payable on demand.

(b)         Computation of Interest.  All Interest payable hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months and for actual days elapsed.  If applicable, the Default Interest Rate shall begin to accrue on the outstanding aggregate Principal on the calendar day immediately following the Maturity Date.  For any portion of the Note that is repaid following the Maturity Date, interest shall not accrue on the date on which such payment is made.

(c)          Interest Rate Limitation. If at any time the Interest Rate or Default Interest Rate payable on the Note shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate or Default Interest Rate shall be reduced automatically to the maximum rate permitted.

3.           Payment Mechanics.

(a)         Manner of Payment. All payments of principal and/or interest shall be made in U.S. dollars no later than 11:59 PM (EST) on the date on which such payment is due. Such payments shall be made by cashier's check, certified check, or wire transfer of immediately available funds to the Holder's account at a bank specified by the Holder in writing to the Company from time to time.

(b)         Application of Payments. All payments shall be applied, as applicable, first, to accrued interest, and, second, to principal outstanding under this Note.

(c)         Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

4.           Representations and Warranties and Covenants of the Company. The Company represents and warrants to the Holder as of the date hereof as follows:

(a)         Existence. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its organization. The Company has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)         Power and Authority. The Company has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(c)         Authorization, Execution and Delivery. The execution and delivery of this Note by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Company has duly executed and delivered this Note.

(d)          Use of Funds. The Company shall use the proceeds of this Note for general corporate purposes.

5.           Representations and Warranties and Covenants of the Holder. The Holder represents and warrants to the Company as of the date hereof as follows:

(a)        Purchase for Own Account.  The Holder is acquiring this Note solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)          Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 4 above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Note, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(c)         Ability to Bear Economic Risk.  The Holder acknowledges that investment in the Note involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(d)         Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Note unless and until:

(i)          There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)          The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

(iii)         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(e)          Accredited Investor Status.  The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(f)       Forward-Looking Statements.  With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation.  There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

6.           Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)         Failure to Pay. The Company fails to pay (i) any principal amount of the Note when due within five (5) Business Days after the date such amount is due or (ii) any interest on the Note within five (5) Business Days after the date such amount is due.

(b)          Bankruptcy; Insolvency. In the event of an actual or deemed entry of an order for relief with respect to the Company under applicable bankruptcy laws, this Note, all such interest and all such amount shall automatically become and be due and payable, without presentment, demand, protect or any notice of any kind, all of which are hereby expressly waived by the Company.

(c)          Breach of Representations and Warranties. Any material breach of a representation or warranty or covenant made by the Company to the Holder herein that remains uncured for ten (10) Business Days.

7.          Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within three (3) Business Days, the Company shall notify the Holder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

8.        Remedies. Upon the occurrence and during the continuance of an Event of Default, the Holder may, at its option, by written notice to the Company declare the outstanding principal amount of this Note, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 6(b) shall occur, the outstanding principal amount and accrued, but unpaid interest shall become immediately due and payable without notice, declaration or other act on the part of the Holder.  Holder shall be entitled to recover from the Company all reasonable and documented out-of-pocket attorneys’ fees, costs of suit and other expenses incurred by Holder in connection with any Event of Default or other action to enforce the terms of this Note.

9.          Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

If to the Company:

(a)          Sanuwave Health, Inc.
11495 Valley View Road
Eden Prairie, Minnesota 55344
Attn: Peter Sorensen
Email: [***]

If to the Holder:

(b)          Manchester Explorer, L.P.
2 Calle Candina, #1701
San Juan, Puerto Rico 00907
Attn: James Besser
Email: [***]

10.         Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

11.        Waiver of Jury Trial. THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12.         Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Note shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

13.      Transfer of Note. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

14.      Integration. This Note constitutes the entire contract between the Company and the Holder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

15.       Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Company and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

16.        No Waiver; Cumulative Remedies. No failure by the Holder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

17.      Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

18.        Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic ("pdf" or "tif") format shall be as effective as delivery of a manually executed counterpart of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

SANUWAVE HEALTH, INC.

By	/s/ Peter Sorensen
Name: Peter Sorensen
Title: Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED BY
MANCHESTER EXPLORER, L.P.

By	/s/ James Besser
Name: James Besser
Title: Principal